Exhibit 99.1

DarkPulse, Inc. Launches Precise Point Fugitive Source Methane Emissions Detection Services

NEW YORK, New York –Nov 3, 2021 – Dark Pulse, Inc. (OTC Markets: DPLS) (“DarkPulse” and the “Company”), a technology company focused on the manufacture, sale, installation, and monitoring of laser sensing systems based on its patented BOTDA dark-pulse sensor technology (the “DarkPulse Technology”) which provides a data stream of critical metrics for assessing the health and security of infrastructure, today announced the launch of its Precise Point Emissions Services utilizing “around the block or around the world” capabilities. The Company’s methane detection platform comprises world class laser systems including the AILF U - 10 laser methane leak detector flown on DJI UAV platforms by Remote Intelligence and TerraData Unmanned. These platforms can locate the precise point source of fugitive methane emissions and display data anywhere on any device with an AI powered globally available User Interface.

The DJI platform is suitable for natural gas wells, compressor sites, pipelines, processing facilities, or other client facilities that require aerial methane monitoring. Integrated with geolocation, aerial photography, and thermal imaging aids response teams in pinpointing the source of the release with sensitivity down to 5 ppm at 150 feet. Monitoring results are available to the end-user as spreadsheets, shapefiles, or though the Unleash live portal, where its accessible through any connected device to secured users anywhere.

DarkPulse through its group of companies provides premier unmanned services as part of its “Air Sea & Land” UAV, UUV and UGV solutions. The Company specializes in fully integrated, geo-rectiﬁed, 3D modeled mapping for industrial applications in the energy and environmental industries. The Company also provides aerial survey, video inspection services, emergency support services, wildlife and habitat surveys, critical infrastructure, security perimeters, bridges, culverts, dams, and similar infrastructure including underwater inspection through their UUV platforms. Integrating the latest tech solutions including artificial intelligence, DarkPulse is globally capable with operations in the U.K., Azerbaijan, Turkey, United States, Libya, Saudi Arabia and India.

“The Biden Administration announced intentions to limit methane leaks from approximately one million oil & gas sites across the United States. The Whitehouse also announced its intention to restore previous regulations to prevent methane leaks from oil and gas wells across the U.S.,” stated DarkPulse Chairman & CEO Dennis O’Leary. “ President Biden’s recent Press Release promises to heavily regulate methane, a potent greenhouse gas. DarkPulse’s group of companies have been building an integrated methane detection service and today the Company announces the launch of its global methane detection service offerings utilizing UAV “eye in the sky” systems allowing platform integration with government and local municipalities monitoring services.”

About Remote Intelligence LLC

Remote Intelligence provides premier provider unmanned aerial services as part of their holistic intelligence consultation and solutions focused on aerial drone systems offering rapid comprehensive site mapping and aerial inspection services. They specialize in fully integrated, geo-rectiﬁed, 3D modeled mapping for industrial applications in the energy and environmental industries. Also providing aerial survey, video inspection services, emergency support services, wildlife and habitat surveys, and comprehensive system design, training, and sales for both the commercial and private sectors. Integrating the latest tech solutions including artificial intelligence and emissions detection. Remote Intelligence is globally connected with their base of operations in Pennsylvania.

For more information, visit https://remote-intelligence.com

About Wildlife Specialists LLC

Wildlife Specialists, LLC was founded in 2007 to provide clients with comprehensive wildlife assessment, planning, and monitoring services. We currently maintain two regional offices located in north central and southeastern Pennsylvania and are available to provide services to clients throughout the Northeast, Midwest, and Mid-Atlantic states. Our staff are well-established professionals who have a wide range of experience in wildlife management, research, and monitoring at the local and statewide levels throughout the eastern United States. In addition, we have specific expertise in providing the full range of sensitive species and habitat assessments necessary for your development projects.

For More Information, visit Http://www.Wildlife-Specialists.com

1

About TerraData Unmanned PLLC

TerraData Unmanned provides unmanned aircraft system (UAS) and remotely operated vehicle (ROV) services and consulting to both commercial and government clients.  Using largely proprietary UAS, TerraData provides photogrammetry and modeling services to the mining and construction industries in the form of 3D modeling and mapping, volumetric analysis of stockpiles, and erosion calculations for mine ponds.  With use of ROVs, they also support engineering firms and water management districts with the inspection of subsurface structures such as submerged RCP/CMP culverts and the same techniques and hardware are applied to piers, bridges, and alike.  They also provide consulting services in the form of aircraft development and testing, UAS assessment and acquisition, and UAS program development and integration.  TerraData’s personnel are not only Part 107 Certified but have operated UAS on 5 continents, 10 countries, and more than 10 states during their careers to date.  With over 30 years of combined experience in the UAS industry, the TerraData team is often sought out to work with and solve complex problems for commercial, military, and government clients around the world.

For more information, visit https://terradataunmanned.com/

About DarkPulse, Inc.

DarkPulse, Inc. uses advanced laser-based monitoring systems to provide rapid and accurate monitoring of temperatures, strains and stresses. The Company’s technology excels when applied to live, dynamic critical infrastructure and structural monitoring, including pipeline monitoring, perimeter and structural surveillance, aircraft structural components and mining safety. The Company's fiber-based monitoring systems can assist markets that are not currently served, and its unique technology covers extended areas and any event that is translated into the detection of a change in strain or temperature. In addition to the Company’s ongoing efforts with respect to the marketing and sales of its technology products and services to its customers, the Company also continues to explore potential strategic alliances through joint venture and licensing opportunities to further expand its global market position.

For more information, visit www.DarkPulse.com

Safe Harbor Statement

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate" or other comparable terms. All statements other than statements of historical facts included in this news release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; the acceptance of our products and services by customers; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other security and telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our success establishing and maintaining collaborative, strategic alliance agreements, licensing and supplier arrangements; our ability to comply with applicable regulations; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media contact:

DarkPulse Solutions, Inc.

doleary@DarkPulse.com